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                                                                    EXHIBIT 3.12

                            ARTICLES OF INCORPORATION
                                       OF
                             ARBORS AT TOLEDO, INC.

                  The undersigned, desiring to form a corporation for profit (hereinafter referred to as the "Corporation") in accordance with Chapter 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC") hereby states as follows:

                  1. Name. The name of the Corporation is Arbors at Toledo, Inc.

                  2. Principal Office. The place in the State of Ohio where the principal office of the Corporation is to be located is in the City of Lime, County of Allen.

                  3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the ORC.

                  4. Authorized Shares. The number of shares that the Corporation is authorized to have outstanding is Seven Hundred Fifty (750), which shall be common shares without par value.